EXHIBIT 99.4



                           AMERICAN TRANS AIR, INC.

                               Offer to Exchange
                   Pass Through Certificates, Series 2000-1
                        for a Like Amount of Registered
                   Pass Through Certificates, Series 2000-1

                  Pursuant to the Prospectus, dated [ ], 2000

To Our Clients:

          Enclosed for your consideration is a Prospectus, dated [ ], 2000 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the Offer (the "Exchange Offer") of American Trans Air, Inc. (the "Company") to exchange an aggregate principal amount of up to $238,641,000 of Pass Through Certificates, Series 2000-1, which have been registered under the Securities Act of 1933, as amended (the "Exchange Certificates), for an equal principal amount of the outstanding Pass Through Certificates, Series 2000-1 (the "Outstanding Certificates") with the holders thereof.

          This material is being forwarded to you as the beneficial owner of the Outstanding Certificates carried by us in your account but not registered in your name. A tender of such Outstanding Certificates may only be made by us as the holder of record and pursuant to your instructions.

          Accordingly, we request instructions as to whether you wish us to tender on your behalf the Outstanding Certificates held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

          Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Outstanding Certificates on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 P.M., New York City time, on [ ], 2000 unless extended by the Company. Any Outstanding Certificates tendered pursuant to the Exchange Offer may be withdrawn at any time before the expiration Date.

          Your attention is directed to the following:

          1.   The Exchange Offer is for any and all Outstanding Certificates.

          2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer-Certain Conditions to the Exchange Offer".

          3. Any transfer taxes incident to the transfer of Outstanding Certificates from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

          4. The Exchange Offer expires at 5:00 P.M., New York City time, on [ ], 2000, unless extended by the Company.

          If you wish to have us tender your Outstanding Certificates, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Outstanding Certificates.


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                                                                             2

                         INSTRUCTIONS WITH RESPECT TO
                              THE EXCHANGE OFFER

          The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by American Trans Air, Inc. with respect to its Outstanding Certificates.

          This will instruct you to tender the Outstanding Certificates held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

          Please tender the Outstanding Certificates held by you for my account as indicated below:

                                      Aggregate Principal Amount of Outstanding
                                      Certificates

Class G, Pass Through Certificates,     _______________________________________
Series 2000-1                           must be an integral multiple of $1,000)

| |   Please do not tender any Class G,
      Pass Through Certificates, Series
      2000-1 held by you for my account.

Class C, Pass Through Certificates,
Series 2000-1                           _______________________________________
                                       (must be an integral multiple of $1,000)

| | Please do not tender any Class C, Pass Through Certificates, Series 2000-1 held by you for my account.
                                        _______________________________________
Date: _________________________, 2000
                                        _______________________________________
                                                     Signature(s)

                                        _______________________________________

                                        _______________________________________

                                        _______________________________________
                                                 Please print name(s) here

                                        _______________________________________

                                        _______________________________________
                                                        Address(es)

                                        _______________________________________
                                          Area Code(s) and Telephone Number(s)

                                        _______________________________________
                                             Tax Identification or Social
                                                    Security No(s).

          None of the Outstanding Certificates held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Outstanding Certificates held by us for your account.